Exhibit 99.1

GAUCHO HOLDINGS ENGAGES RENOWNED ARCHITECT GERHARD HEUSCH TO LEAD RENOVATIONS AT ALGODON MANSION

Enhancements Include Addition of Showroom and Sales Office for Algodon’s Vineyard Real Estate Project

MIAMI, FL / July 1, 2024 / Gaucho Group Holdings, Inc. (NASDAQ), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced it has engaged architect Gerhard Heusch to lead new renovation projects at Algodon Mansion, which include strategic value enhancements such as a showroom and sales office for the Company’s luxury vineyard real estate project, Algodon Wine Estates.

These renovations also include the addition of a new 1,300 sqft Royal Suite, and a lobby upgrade with a new piano bar to enhance the guest experience. These improvements aim to capitalize on the increased business and tourism traffic coming into the country under President Javier Milei’s business-friendly administration. Moreover, they position Algodon Mansion as a premier luxury hospitality destination as well as an ambassador and sales tool for Gaucho Holdings’ $100 million luxury vineyard real estate project in San Rafael, Mendoza.

Algodon Mansion in Buenos Aires is an all-suite luxury boutique hotel fashioned in Belle Époque architecture. Exuding old-world Argentinean charm while providing state-of-the-art luxuries, Algodon Mansion includes 24-hour concierge service, a wine cellar, lobby bar, a covered outside patio and fireplace, and on the rooftop a luxurious pool and lounge bar. It is part of the real estate and hospitality portfolio of Gaucho Holdings (gauchoholdings.com), which includes luxury experiences, properties, and products that celebrate the vibrant and distinctive Argentinian lifestyle. To learn more about Algodon Mansion, visit www.algodonhotels.com.

Heusch Architects, with offices in Los Angeles, Paris, and Buenos Aires, led the initial renovation on Algodon Mansion, prior to its grand opening in 2009. Gerhard Heusch, Principal of Heusch’s Architects, commented, “I got involved in 2005 when Scott Mathis asked me to take a look at this crumbling beauty in Recoleta. The building was almost destroyed inside, but the harmonious and elegant proportions of the spaces and the Belle Époque details were still there, as well as the beautiful facade, although they needed a lot of care and reconstruction. It was a labor of love to restore it and transform this stunning building, first built in 1912, into a luxurious mansion functioning as a hotel. Scott Mathis’s vision was to convey to our guests a stay in an Argentinian Belle Époque mansion—prestigious and elegant but not pretentious.”

Scott Mathis, CEO and Founder of Gaucho Group Holdings, Inc., stated, “We are doubling down on our real estate assets and opportunities in Argentina with significant investments in Algodon Mansion and beyond. These key upgrades are expected to significantly enhance the real estate value of Algodon Mansion within Gaucho Holdings’ portfolio. The planned renovations are in line with our strategy to invest in high-potential real estate assets, especially considering Argentina’s current business-friendly policies under the Milei administration. We believe the time is ideal to buy Argentina real estate assets, and these renovations reflect our commitment to enhancing the value and appeal of our properties in this promising market.”

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com